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                                                                    Exhibit 3.15

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:45 PM 05/21/2003
                                                      FILED 02:42 PM 05/21/2003
                                                   SRV 030331426 - 3132668 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CliniCare of Arizona, Inc.

    CliniCare of Arizona, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of CliniCare of Arizona, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

    "The name of the corporation is IASIS Physician Services, Inc."

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, a(n) (annual/special meeting) of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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     FOURTH: That this Certificate of Amendment of the Certificate of
Incorporation shall be effective upon the earlier of filing with the Secretary of State of Delaware or May 31, 2003.

     IN WITNESS WHEREOF, said CliniCare of Arizona, Inc. has caused this certificate to be signed by John M. Doyle, its Vice President and Treasurer, this 15th day of May, 2003.

                              /s/ John M. Doyle
                              ----------------------------------------
                              By: John M. Doyle, V.P. & Treasurer